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                                                                    Exhibit 10.4

                                   AKSYS, LTD.

                            INVESTOR RIGHTS AGREEMENT

                            DATED AS OF JUNE 23, 2006

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                                TABLE OF CONTENTS

                                                                            PAGE

1.  Definitions                                                               2

2.  Registration of New Registrable Securities                                4
    2.1  Mandatory Registration                                               4
    2.2  Legal Counsel                                                        5
    2.3  Effect of Failure to File and Obtain and Maintain
         Effectiveness of Registration Statement                              6
    2.4  Request for Acceleration                                             7

3.  Registration Obligations With Respect to All Registrable
    Securities                                                                7
    3.1  Maintain Effectiveness of Registration Statements                    7
    3.2  Review of Registration Statements                                    8
    3.3  Copies of Registration Statements                                    9
    3.4  "Blue Sky" Laws                                                      9
    3.5  Notice of Certain Events                                             9
    3.6  Stop Orders and Ineffectiveness of Registration Statement           10
    3.7  Ineligibility for Form S-3                                          10
    3.8  Sufficient Number of Shares Registered                              11
    3.9  Underwriter Status and Related Matters                              11
    3.10 Disclosure of Information Concerning Investors                      12
    3.11 Listing of Registrable Securities                                   12
    3.12 Unlegended Certificates                                             13
    3.13 Transfer of Registrable Securities                                  13
    3.14 Governmental Agencies                                               13
    3.15 Delivery of Earnings Statement                                      13
    3.16 Compliance with Laws                                                14
    3.17 Confirmation                                                        14
    3.18 Reports Under the 1934 Act                                          14
    3.19 Blackout Period                                                     14

4.  Obligations of the Investors                                             15

5.  Expenses of Registration                                                 16

6.  Assignment of Registration Rights                                        16

7.  Company Board of Directors                                               16
    7.1  Board Representation                                                16
    7.2  Executive Committee                                                 17
    7.3  Other Committees                                                    17
    7.4  Certain Officers                                                    17
    7.5  Continuation of Rights                                              17
    7.6  Vacancies                                                           18
    7.7  Costs and Expenses                                                  18
    7.8  Directors' Indemnification                                          18


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                                                                            PAGE

    7.9  Series B Preferred Director                                         19
    7.10 Certificate of Incorporation; By-Laws                               19
    7.11 Performance                                                         19

8.  Covenants of the Company                                                 19
    8.1  Inspection                                                          19
    8.2  Delivery of Financing Statements and Other Reports                  20
    8.3  Right of First Refusal upon Sale of Company                         20
    8.4  Notice of Litigation                                                21
    8.5  Preservation of Existence, Etc                                      21
    8.6  Payment of Taxes, Etc                                               22
    8.7  Maintenance of Insurance                                            22
    8.8  Keeping of Records and Books of Account                             22
    8.9  Compliance with Requirements of Governmental Authorities            22
    8.10 Maintenance of Properties, Etc                                      22
    8.11 Licenses                                                            23
    8.12 Protection of Intellectual Property Rights                          23
    8.13 Restrictions on Certain Corporate Actions                           23
    8.14 Termination of Certain Covenants                                    24

9.  Indemnification                                                          24

10. Contribution                                                             27

11. No Inconsistent Agreements or Actions                                    27

12. Lockup                                                                   28

13. Amendment of Registration Rights                                         28

14. Entire Agreement; Termination of Existing Registration Rights
    Agreement                                                                28

15. Miscellaneous                                                            28


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                            INVESTOR RIGHTS AGREEMENT

     This Investor Rights Agreement (this "Agreement") is entered into as of June 23, 2006, by and among AKSYS, LTD., a Delaware corporation (the "Company"), DURUS LIFE SCIENCES MASTER FUND LTD., a Cayman Islands company ("Durus"), and ARTAL LONG BIOTECH PORTFOLIO LLC, a Delaware limited liability company ("Artal"). Durus and Artal are collectively referred to herein as the "Existing Investors," and each is individually referred to as an "Existing Investor."

     WHEREAS, in connection with the Securities Purchase Agreement by and among the Company and Durus of even date herewith (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions set forth in the Purchase Agreement, to issue and sell to Durus at the Initial Closing, as defined in the Purchase Agreement, (i) 5,000 shares of the Company's Series B Convertible Preferred Stock ("Initial Preferred Shares"), the terms of which are set forth in the certificate of designation for such series of preferred stock in the form attached as Exhibit A to the Purchase Agreement (the "Certificate of Designation"), and which Initial Preferred Shares shall be convertible into shares of the Company's common stock (the "Common Stock") pursuant to the terms of the Certificate of Designation (such shares of Common Stock to be received upon the conversion of the Initial Preferred Shares are referred to herein as the "Initial Conversion Shares"), and (ii) warrants (the "Initial Warrants") to purchase 5,000,000 shares of Common Stock at an initial exercise price of $1.10 per share (the "Initial Warrant Shares" and, together with the Initial Conversion Shares and the Initial Warrants, the "Initial Securities");

     WHEREAS, the Purchase Agreement provides that after the Initial Closing, Durus will have the option, in its sole discretion, to purchase up to an additional $15,000,000 of the Company's Series B Convertible Preferred Stock (the "Additional Preferred Shares") convertible into Common Stock (the "Additional Conversion Shares") and warrants (the "Additional Warrants") to purchase shares of Common Stock (the "Additional Warrant Shares" and, together with the Additional Conversion Shares and the Additional Warrants, the "Additional Registrable Securities") from the Company at one or more Subsequent Closings, as defined in the Purchase Agreement;

     WHEREAS, contemporaneously with the execution and delivery of the Purchase Agreement, Durus and the Company also are executing and delivering a loan agreement, substantially in the form attached as Exhibit D to the Purchase Agreement (the "Loan Agreement"), pursuant to which the Company will be issuing certain notes to Durus (the "Notes");

     WHEREAS, Durus also currently holds 21,377,274 shares of Common Stock (the "Durus Shares") and a warrant (the "Durus Warrant") to purchase 281,454 shares of Common Stock at an exercise price of $3.25 per share subject to adjustment pursuant to the terms of the Durus Warrant (the "Durus Warrant Shares" and, together with the Durus Shares and the Durus Warrants, the "Durus Securities");

     WHEREAS, Artal currently holds 501,870 shares of Common Stock (the "Artal Shares") and an unsecured subordinated promissory note in the principal amount of $322,000 (the "Artal

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Note") issued by the Company to Artal pursuant to that certain Note Purchase
Agreement, dated as of February 23, 2004, by and among the Company and Artal, and pursuant to the Artal Note the Company has the right to elect, in lieu of repayment in cash of all or any portion of the principal due under the Artal Note, to repay such amount of principal in Common Stock of the Company (the "Note Shares"), subject to the terms and conditions of the Artal Note.

     WHEREAS, the Company has previously registered certain Durus Securities and the Artal Shares on a registration statement on Form S-3, Registration No. 333-114396, filed by the Company with the Securities and Exchange Commission (the "SEC") on May 13, 2004 (the "Existing Registration Statement"); and

     WHEREAS, in connection with the execution and delivery of the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement), the Company has agreed to provide rights to the Existing Investors as provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Existing Investors hereby agree as follows:

1.   DEFINITIONS.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     (A) "Additional Registrable Securities" means the (i) Additional Registrable Securities and (ii) any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Additional Conversion Shares or the Additional Warrant Shares, including as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Additional Preferred Shares or exercise of the Additional Warrants.

     (B) "Affiliate" means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

     (C) "Beneficial Owner" and "Beneficially Own" mean, with respect to any Person, any securities (i) which such Person or any of such Person's Affiliates beneficially owns, directly or indirectly; (ii) which such Person or any of such Person's Affiliates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); or (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate thereof) with which such Person (or any of such Person's Affiliates) has any


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agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any voting securities of the same issuer.

     (D) "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

     (E) "Effective Date" means the date that the Registration Statement (as defined below) has been declared effective by the SEC.

     (F) "Effectiveness Deadline" means (i) with respect to the Registration Statement to be filed hereunder covering the New Registrable Securities (as defined below), the date which is 60 days after the Initial Closing, or if there is any review of such Registration Statement by the SEC, 120 days after the Initial Closing, (ii) with respect to the Registration Statement or Registration Statements to be filed hereunder covering the Additional Registrable Securities, the date which is 60 days after the Subsequent Closing relating to Additional Registrable Securities, or if there is any review of such Registration Statement by the SEC, 120 days after such Subsequent Closing and (iii) with respect to the Registration Statement to be filed hereunder covering the Note Shares, the date which is 60 days after the issuance of such Note Shares, or if there is any review of such Registration Statement by the SEC, 120 days after the issuance of such Note Shares.

     (G) "Existing Registrable Securities" means the Durus Securities registered on the Existing Registration Statement and the Artal Shares and any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to such Durus Shares, the Artal Shares or the Durus Warrant Shares, including as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Durus Warrants.

     (H) "Filing Deadline" means (i) with respect to the Registration Statement to be filed hereunder covering the New Registrable Securities, thirty (30) Business Days following the Initial Closing, (ii) with respect to the Registration Statement or Registration Statements to be filed hereunder covering the Additional Registrable Securities, within thirty (30) Business Days following the Subsequent Closing relating to such Additional Registrable Securities and (iii) with respect to the Registration Statement to be filed hereunder covering the Note Shares, thirty (30) Business Days following the issuance of the Note Shares.

     (I) "Investors" mean the Existing Investors and any of their transferees or assignees who receive or acquire Registrable Securities and who are entitled to the benefit of this Agreement as provided in Section 6 hereof.

     (J) "New Registrable Securities" means (i) the Initial Securities and (ii) any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Initial Conversion Shares or the Initial Warrant Shares, including as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Initial Preferred Shares or exercise of the Initial Warrants.


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     (K) "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     (L) "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     (M) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     (N) "register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.

     (O) "Registrable Securities" means the New Registrable Securities, the Additional Registrable Securities, the Existing Registrable Securities and the Note Shares.

     (P) "Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

     (Q) "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for the offering of securities on a continuous or delayed basis.

     (R) "Warrant Shares" means the Initial Warrant Shares, the Additional Warrant Shares and the Durus Warrant Shares.

2.   REGISTRATION OF NEW REGISTRABLE SECURITIES.

     2.1  MANDATORY REGISTRATION.

          (A) The Company shall use its best efforts to prepare, and, as soon as practicable, but in no event later than the applicable Filing Deadline, file with the SEC a Registration Statement on Form S-3 covering the resale of all of the New Registrable Securities and the issuance of the Initial Warrant Shares to be acquired upon exercise of the Initial Warrants. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration that is reasonably acceptable to Durus. The Registration Statement prepared pursuant hereto shall register for resale 10,000,000 shares of Common Stock and all of the Initial Warrants, and shall register the issuance of 5,000,000 shares of Common Stock upon exercise of the Initial Warrants. The Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule
416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Initial Preferred Shares and exercise of the Initial Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the respective Effectiveness Deadline.


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          (B) In the event of any Subsequent Closings, the Company shall use its best efforts to prepare, and, as soon as practicable thereafter, but in no event later than the applicable Filing Deadline, file with the SEC a Registration Statement on Form S-3 covering the resale of all the Additional Registrable Securities relating to each such Subsequent Closing and the issuance of the Additional Warrant Shares to be acquired upon exercise of the Additional
Warrants issued at each such Subsequent Closing. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration that is reasonably acceptable to Durus. The Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Additional Preferred Shares and exercise of the Additional Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Company shall use its reasonable best efforts to have each such Registration Statement declared effective by the SEC as soon as practicable after each such Subsequent Closing, but in no event later than the applicable Effectiveness Deadline.

          (C) In the event of the issuance of Note Shares, the Company shall use its best efforts to prepare, and, as soon as practicable thereafter, but in no event later than the applicable Filing Deadline, file with the SEC a Registration Statement on Form S-3 covering the resale of all of the Note Shares. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration that is reasonably acceptable to holders of a majority in interest of the Note Shares. The Registration Statement prepared pursuant hereto shall register for resale all of the Note Shares. The Company shall use its reasonable best efforts to have such Registration Statement declared effective by the SEC as soon as practicable after the issuance of the Note Shares, but in no event later than the applicable Effectiveness Deadline.

          (D) In the event that Durus distributes or otherwise transfers any of its Registrable Securities to its investors or members, the Company shall use its best efforts to prepare, and, as soon as practicable, file with the SEC a Registration Statement on Form S-3 covering the resale of all of such Registrable Securities by such investors or members upon the written request of Durus. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration that is reasonably acceptable to a majority of such investors or members. The Company shall not be required to effect a registration pursuant to this Section 2.1(d) if (i) the Company has previously effected two (2) registrations pursuant to this Section 2.1(d), and such registrations have been declared or ordered effective, or (ii) the Company receives such written request from Durus more than five (5) years after the date hereof.

     2.2  LEGAL COUNSEL.

          (A) Subject to Section 5 hereof, Durus shall have the right to select one legal counsel to review and oversee any registration pursuant to Sections 2.1(a) or 2.1(b), which shall be designated in writing by Durus ("Durus Legal Counsel").


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          (B) Subject to Section 5 hereof, holders of a majority in interest of the Artal Shares shall have the right to select one legal counsel to review and oversee any registration pursuant to Section 2.1(c), which shall be designated in writing by such holders ("Artal Legal Counsel" and, together with Durus Legal Counsel, "Legal Counsel").

          (C) The Company and Legal Counsel shall reasonably cooperate with each other in regards to the performance of the Company's obligations under this Agreement.

     2.3 EFFECT OF FAILURE TO FILE AND OBTAIN AND MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT.

     If (i) a Registration Statement covering the New Registrable Securities or the Additional Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Section 2 is (A) not filed with the SEC on or before the applicable Filing Deadline (a "Filing Failure") or
(B) filed with the SEC but not declared effective by the SEC on or before the applicable Effectiveness Deadline (an "Effectiveness Failure") or (ii) on any day after the Effective Date sales of all of such Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3.19)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of the Common Stock on its principal trading market or exchange, or to register a sufficient number of shares of Common Stock) (a "Maintenance Failure") then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of New Registrable Securities or Additional Registrable Securities, as applicable, relating to such Registration Statement an amount in cash equal to one percent (1%) of the aggregate purchase price of such Investor's Initial Preferred Shares and Initial Warrants or Additional Preferred Shares and Additional Warrants, respectively, on each of the following dates: (i) on every thirtieth day (pro rated for periods totaling less than thirty days) after a Filing Failure until such Filing Failure is cured; (ii) on every thirtieth day (pro rated for periods totaling less than thirty days) after an Effectiveness Failure until such Effectiveness Failure is cured; and (iii) on every thirtieth day (pro rated for periods totaling less than thirty days) after a Maintenance Failure until such Maintenance Failure is cured; provided, that the maximum amount payable by the Company pursuant to this Section 2.3 with respect to such Registration Statement shall not exceed 10% of the aggregate purchase price of such Investor's Registrable Securities included in such Registration Statement. The payments to which a holder shall be entitled pursuant to this Section 2.3 are referred to herein as "Registration Delay Payments." Registration Delay Payments shall be paid on the earlier of (I) the last day of each calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest, from the date the Registration Delay Payment was due until the date such Registration Delay Payment is paid in full, at the rate of ten percent (10%) per annum. Notwithstanding anything to the contrary herein, the Company shall not be required to pay any Registration Delay Payments to the extent that such registration is required to be made pursuant


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to a Registration Statement on Form S-1 for the sole reason that Form S-3 is unavailable to such registration.

     2.4  REQUEST FOR ACCELERATION.

     The Company shall submit to the SEC, within two (2) Business Days after the later of the date that (i) the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, and (ii) the approval of Legal Counsel in accordance with Section 3.2 (which approval shall be immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

3.   REGISTRATION OBLIGATIONS WITH RESPECT TO ALL REGISTRABLE SECURITIES.

     The Company shall have the following obligations with respect to the registration of the Registrable Securities:

     3.1  MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENTS.

          (A) The Company shall keep the Registration Statements covering the Registrable Securities, including the Existing Registration Statement, effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which all of the Investors may sell all of the Registrable Securities covered by all of the Registration Statements in any period of three months pursuant to Rule 144 (or any successor thereto) promulgated under the 1933 Act and (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by all Registration Statements (or, in the case of the Warrants, the date on which each such Warrant shall have otherwise terminated pursuant to its terms) (the "Registration Period"); provided, however, that the Registration Period with respect to any Registration Statement filed pursuant to Section 2.1(d) shall be until the earlier of (i) the date as of which all investors and members of Durus that own Registrable Securities covered by such Registration Statement may sell all of the Registrable Securities covered by such Registration Statement in any period of three months pursuant to Rule 144 (or any successor thereto) promulgated under the 1933 Act and (ii) the date on which all investors and members of Durus that own Registrable Securities covered by such Registration Statement shall have sold all of the Registrable Securities covered by such Registration Statement. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

          (B) Subject to Section 3.19 of this Agreement, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, or prepare and file with the SEC a new Registration Statement, as may be necessary to effect the provisions of Section 3.1 and to otherwise keep such Registration Statement effective at all times during the


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Registration Period, and, during such period, comply with the provisions of the
1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. The Company shall use its best efforts to prepare and file with the SEC a prospectus supplement or, if required, a post-effective amendment to the Existing Registration Statement as soon as practicable following the Initial Closing to effect the provisions of Section 3.1. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3.1(b)) by reason of the Company filing a report on Form 10-Q, Form 10-K or any analogous report under the 1934 Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC within two Business Days of the day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

     3.2  REVIEW OF REGISTRATION STATEMENTS.

          (A) To the extent applicable, the Company shall (A) permit Durus Legal Counsel to review and comment upon (i) Registration Statements covering the New Registrable Securities, the Additional Registrable Securities or the Existing Registrable Securities at least five (5) Business Days prior to its filing with the SEC (and for at least two (2) Business Days after any final, material changes are made to any draft thereof) (provided that the Filing Deadline shall be extended by the time taken by Durus Legal Counsel beyond such specified periods in exercising its right to review such Registration Statements pursuant to this Section 3) and (ii) all amendments and supplements to such Registration Statements within a reasonable number of days prior to their filing with the SEC, and (B) not file any such Registration Statement or amendment or supplement thereto in a form to which such Durus Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of any such Registration Statement or any amendment or supplement thereto without the prior approval of Durus Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Durus Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any such Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any such Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Durus Legal Counsel in performing the Company's obligations pursuant to this Section 3.

          (B) To the extent applicable, the Company shall (A) permit Artal Legal Counsel to review and comment upon (i) a Registration Statement cover the Artal Shares at least five (5) Business Days prior to its filing with the SEC (and for at least two (2) Business Days after any final, material changes are made to any draft thereof) (provided that the Filing Deadline shall be extended by the time taken by Artal Legal Counsel beyond such specified periods in exercising its right to review such Registration Statement pursuant to this Section 3) and (ii) all


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amendments and supplements to such Registration Statement within a reasonable number of days prior to their filing with the SEC, and (B) not file any such Registration Statement or amendment or supplement thereto in a form to which Artal Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of such Registration Statement or any amendment or supplement thereto without the prior approval of Artal Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Artal Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any such Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any such Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Artal Legal Counsel in performing the Company's obligations pursuant to this Section 3.

     3.3  COPIES OF REGISTRATION STATEMENTS.

     To the extent applicable, the Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, one (1) copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

     3.4  "BLUE SKY" LAWS.

     The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement and the issuance of the Warrant Shares upon exercise of the Warrants under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions, including preparing and filing new registrations and qualifications in applicable jurisdictions, as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The

Company shall promptly notify each Investor who holds Registrable Securities and the Legal Counsel for such Investor pursuant to Section 2.2 of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of such Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

     3.5  NOTICE OF CERTAIN EVENTS.

     The Company shall notify each Investor (and such Investor's Legal Counsel pursuant to Section 2.2) in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which (i) the prospectus included in a Registration Statement covering such Investor's Registrable Securities includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), or (ii) the representations and warranties made by the Company herein or in connection with a Registration Statement cease to be true and correct in all material respects, and in each such case, subject to Section 3.19, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission and deliver one (1) copy of such supplement or amendment to such Legal Counsel and each Investor (or such other number of copies as such Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify such Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to such Legal Counsel and each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

     3.6  STOP ORDERS AND INEFFECTIVENESS OF REGISTRATION STATEMENT

          (A) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold pursuant to such Registration Statement and such Investor's Legal Counsel pursuant to Section 2.2 of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

          (B) If a Registration Statement ceases to be effective for more than 30 days for any reason at any time during the Registration Period, the Company shall file with the SEC an additional Registration Statement (the "Subsequent Registration Statement") covering all of the Registrable Securities not sold under the Registration Statement that has ceased to be effective (the "Initial Registration Statement"). If a Subsequent Registration Statement is filed with the SEC, the Company shall use reasonable best efforts to cause the Subsequent Registration

Statement to be declared effective by the SEC as soon as practicable after such filing and to keep such Subsequent Registration Statement continuously effective for the duration of the Registration Period in accordance with the terms of this Agreement.

     3.7  INELIGIBILITY FOR FORM S-3.

     In the event that Form S-3 is not available for the continued registration of the resale of Registrable Securities hereunder or the issuance of the Warrant Shares upon exercise of the Warrants, the Company shall (i) register the resale of the Registrable Securities and the issuance of the Warrant Shares on another appropriate form reasonably acceptable to holders of a majority in interest of the Registrable Securities prior to the time at which such Form S-3 will no longer be available for such continued registration or, if later, as soon as practicable following the determination by the Company's outside legal counsel that such Form S-3 is no longer available for such continued registration, and
(ii) undertake to register such Registrable Securities and Warrant Shares on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC. Notwithstanding the foregoing, the Company shall use its best efforts to take any actions reasonably necessary to maintain its eligibility to use Form S-3 to permit the resale of the Registrable Securities and the issuance of the Warrant Shares.

     3.8  SUFFICIENT NUMBER OF SHARES REGISTERED.

     In the event the number of shares available under a Registration Statement is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement, the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of such Registrable Securities as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement. Such amendment or new Registration Statement shall be filed as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. The calculation set forth above in this Section 3.8 shall be made without regard to any limitations on the conversion of the Initial Preferred Shares or Additional Preferred Shares or the exercise of the Warrants, and such calculation shall assume that the Initial Preferred Shares and the Additional Preferred Shares are then convertible into shares of Common Stock at the then prevailing conversion rate of such shares and that the Warrants are then exercisable for shares of Common Stock at the then prevailing exercise price therein.

     3.9  UNDERWRITER STATUS AND RELATED MATTERS.

          (A) At the reasonable request of any Existing Investor, or at the reasonable request of any other Investor that may be required under applicable securities laws to be described in the Registration Statement as an underwriter, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investor, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in customary form, scope and substance for similar offerings, addressed to the Investors.

          (B) At the reasonable request of any Existing Investor, or at the reasonable request of any other Investor that may be required under applicable securities laws to be described in the Registration Statement as an underwriter, the Company shall make available for inspection by (i) such Investor, (ii) such Investor's Legal Counsel pursuant to Section 2.2 and (iii) one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree in writing to hold in strict confidence and not to make any disclosure (except to such Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

          (C) Any underwriters and broker-dealers entering into underwriting or distribution agreements with the Existing Investors in connection with any Registration Statement or sale, transfer or other distribution in connection therewith may be selected only by the Existing Investors, subject to approval by the Company, which shall not be unreasonably withheld. The Company agrees that it shall enter into such underwriting or distribution agreement, provided the terms of such agreement are commercially reasonable.

     3.10 DISCLOSURE OF INFORMATION CONCERNING INVESTORS.

     The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     3.11 LISTING OF REGISTRABLE SECURITIES.

     The Company shall use its best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all of the Registrable Securities covered by a Registration Statement on the NASDAQ National Market or NASDAQ Capital Market, or (iii) if, despite the Company's best efforts to satisfy the preceding clause
(i) or (ii) the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure the inclusion for quotation on the OTC Bulletin Board for such Registrable Securities and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3.11.

     3.12 UNLEGENDED CERTIFICATES.

     To the extent applicable, the Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

     3.13 TRANSFER OF REGISTRABLE SECURITIES.

     If requested by an Investor, the Company shall as soon as practicable after receipt of notice from such Investor and subject to Section 3.19 hereof, (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering;
(ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

     3.14 GOVERNMENTAL AGENCIES.

     The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

     3.15 DELIVERY OF EARNINGS STATEMENT.

     The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

     3.16 COMPLIANCE WITH LAWS.

     The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

     3.17 CONFIRMATION.

     To the extent applicable, within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC.

     3.18 REPORTS UNDER THE 1934 ACT.

     With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

          (A) make and keep public information available, as those terms are understood and defined in Rule 144;

          (B) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4.2 of the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

          (C) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

     3.19 BLACKOUT PERIOD.

     Notwithstanding anything to the contrary herein, at any time after a Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board (as defined in Section 7.1), in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Grace Period"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed thirty (30) consecutive days and during any three hundred sixty five
(365) day period such Grace Periods shall not exceed an aggregate of seventy-five (75) days and the first day of any Grace Period must be at least five (5) trading days after the last day of any prior Grace Period (each, an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3.6(a) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3.5 with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.

4.   OBLIGATIONS OF THE INVESTORS.

          (A) At least seven (7) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

          (B) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

          (C) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3.6(a) or 3.19 or the first sentence of Section 3.5, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6(a) or the first sentence of Section 3.5 or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3.6(a) or the first sentence of Section 3.5 and for which the Investor has not yet settled.

5.   EXPENSES OF REGISTRATION.

     All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Existing Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement. In addition, the Company shall pay the Existing Investors' reasonable costs (include legal fees) incurred in connection with the successful enforcement of the Existing Investors' rights hereunder.

6.   ASSIGNMENT OF REGISTRATION RIGHTS.

     The rights under this Agreement to cause the Company to register Registrable Securities pursuant to Sections 1 through 4 of this Agreement shall be automatically assignable by any Investor to any transferee of all or any portion of such Investor's Registrable Securities if: (i) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company; (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and
(b) the securities with respect to which such registration rights are being transferred or assigned; (iii) the transferee or assignee agrees in writing with the Company to be bound by the provisions contained herein to the same extent as such Investor; and (iv) such transfer shall have been conducted in accordance with all applicable federal and state securities laws.

7.   COMPANY BOARD OF DIRECTORS

     7.1  BOARD REPRESENTATION.

     The Company shall take all corporate action necessary to appoint to the Board of Directors of the Company (the "Board"), promptly upon the Initial Closing of the sale of the Initial Securities to Durus pursuant to the Purchase Agreement, four individuals designated by Durus (each, an "Investor Designee"), one of which shall also be designated to serve as the

Chairman of the Board. Subject to Section 7.5 hereof, from and after the Initial Closing, Durus shall have the continuing right to designate such number of Investor Designees as necessary to constitute a majority of the members of the Board and to designate the Chairman of the Board. Each Investor Designee shall serve until the annual meeting of the Company's stockholders at which the term of the class to which such Investor Designee has been appointed expires, and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal from office. Unless Durus advises the Board in writing of one or more replacement Investor Designees for the Company's next annual or special meeting of stockholders at which directors are elected and the term of one or more of the Investor Designees expires, then the Investor Designee(s) for any such meeting shall be deemed to be the incumbent Investor Designee(s). Such written notice by Durus shall be provided to the Board at least seven (7) days prior to the date of the filing with the SEC of the proxy statement relating to such meeting. The Company shall provide to Durus in writing the filing date of such proxy statement at least thirty (30) days prior to such filing date.

     7.2  EXECUTIVE COMMITTEE.

     At the Initial Closing, an executive committee of the Board (the "Executive Committee") comprised of three directors shall be created and the Company shall take all actions so that three Investor Designees are appointed to serve on the Executive Committee. The Chief Executive Officer of the Company shall serve as an advisory member of the Executive Committee. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company when (a) the Executive Committee reasonably determines that action on a particular matter requires immediate attention and that a meeting of the whole Board could not be arranged within the period of time required to fully address such matter or (b) the Executive Committee is otherwise prescribed such power with respect to one or more matters by resolution of the whole Board; provided, however, that the Executive Committee shall not have any power or authority over matters which by law need whole Board approval or approval of the Audit Committee, Compensation Committee or Nominating Committee of the Board. The affirmative vote of a majority of the members of the Executive Committee must approve a particular matter for it to be the act of the Executive Committee. If the affirmative vote of a majority of the members of the Executive Committee on a particular matter submitted to the Executive Committee for approval cannot be obtained, such matter shall be submitted to the whole Board for approval. Notwithstanding the foregoing, whole Board approval shall be required to approve (i) any operating or capital expenditure or series of related expenditures exceeding $1,000,000, unless such expenditure or expenditures were specifically approved by the Board as a part of the Company's annual budget, (ii) the nomination of members for election to the Board upon the recommendation of the Nominating Committee, and
(iii) transactions between the Company, on the one hand, and Durus or any Affiliate of Durus, on the other hand. Written or printed notice stating the place, day and hour of any meeting of the Executive Committee and the purpose or purposes for which the meeting is called shall be delivered to each member of the Executive Committee so that it is received by such member not less than one day before the date of the meeting. Any action required or permitted to be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Executive Committee.

     7.3 OTHER COMMITTEES.

     At the Initial Closing, the Company shall take all necessary action so that the Investor Designees selected by Durus are appointed to serve as members constituting at least a majority of each other committee of the Board, including the Audit Committee, the Compensation Committee and the Nominating Committee, subject to applicable law and NASDAQ requirements.

     7.4 CERTAIN OFFICERS.

     Subject to Section 7.5 hereof, at and after the Initial Closing, the Company shall not, without the approval of Durus, make any nominations of individuals for election to the offices of Chief Executive Officer and Chief Financial Officer of the Company.

     7.5 CONTINUATION OF RIGHTS.

          (A) So long as Durus Beneficially Owns at least fifty percent (50%) or more of the Company's outstanding shares of Common Stock (including shares owned by Durus prior to the Initial Closing), (A) Durus shall be entitled to, in accordance with the provisions hereof, (i) designate such number of Investor Designees as necessary to constitute a majority of the members of the Board,
(ii) designate three Investor Designees to serve on the Executive Committee, and
(iii) designate Investor Designees to serve as members constituting a majority of the members of each other committee of the Board, and (B) the Company shall not, without Durus' approval, (i) appoint or designate a person to serve as the Chairman of the Board or (ii) nominate the Chief Executive Officer and the Chief Financial Officer.

          (B) As long as Durus is entitled to designate Investor Designees in accordance with this Section 7, the Company agrees to continue to cause such Investor Designees (or their respective successors designated by Durus) to be nominated for election to the Board at each annual or special meeting of stockholders at which directors are elected after the Initial Closing when the term of office of any Investor Designee expires. To the extent the Company's proxy statement for any meeting of stockholders includes a recommendation regarding the election of any other nominees to the Board, the Company agrees to include a recommendation that the stockholders also vote in favor of the Investor Designee(s) that are nominated for election to the Board in accordance with this Section 7.

     7.6 VACANCIES.

     If, following an election or appointment to the Board or committee thereof pursuant to this Section 7, any Investor Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his or her term as a director of the Company, a member of the Executive Committee and any other applicable committee, then Durus shall have the right to fill such vacancy with a replacement Investor Designee, and the Company shall cause such replacement Investor Designee to be appointed to the Board and the Executive Committee and any other applicable committee to fill the unexpired term of the Investor Designee who such new Investor Designee is replacing.

     7.7 COSTS AND EXPENSES.

     The Investor Designees shall be entitled to receive the same compensation and reimbursement of expenses, and to participate in the same benefit and incentive plans, as the Company provides members of the Board generally and, to the extent applicable to such Investor Designee, non-employee members of the Board generally. In addition, the Company will pay all reasonable out-of-pocket expenses incurred by Investor Designees in connection with their participation in meetings of the Board (and committees thereof) and the Boards of Directors (and committees thereof) of the subsidiaries of the Company.

     7.8 DIRECTORS' INDEMNIFICATION.

          (A) The Corporation shall obtain and cause to be maintained in effect, with financially sound insurers, a policy of directors and officers' liability insurance in such amount and upon such terms as are reasonably acceptable to Durus until at least six years following the date on which (i) Durus is no longer entitled to nominate a director pursuant to Section 7.5 and (ii) no Investor Designees serve as directors of the Company.

          (B) The Company's Restated Certificate of Incorporation ("Certificate of Incorporation") or Amended and Restated By-Laws ("By-Laws"), or both, shall to the fullest extent permitted by law provide for indemnification of, and advancement of expenses to, and limitation of the personal liability of, (i) Durus and the Investor Designees for, in each case, the actions of such Investors Designees as directors of the Company, and (ii) the other directors of the Company for their actions as directors of the Company, which provisions shall not be amended, repealed or otherwise modified in any manner adverse to the directors until at least six years following the date on which (i) Durus is no longer entitled to nominate a director pursuant to Section 7.5 and (ii) no Investor Designees serve as directors of the Company.

     7.9 SERIES B PREFERRED DIRECTOR.

     Notwithstanding anything herein to the contrary, the Company and the Board shall approve of and shall take all actions as may be necessary to elect the director that the holders of the Series B Preferred Stock of the Company are entitled to cause the nomination and election of pursuant to Article III.5(b) of the Certificate of Designation. In addition, for so long as Durus or its Affiliates own at least fifty percent (50%) of the outstanding shares of Series B Preferred Stock and the holders of Series B Preferred Stock of the Company are entitled to elect a director pursuant to Article III.5(b) of the Certificate of Designation, (i) one of the Investor Designees shall be the director elected by the holders of the Series B Preferred Stock pursuant to Article III.5(b) of the Certificate of Designation, and (ii) Durus or its Affiliates, as the case may be, shall have the right to designate such Investor Designee elected by the holders of the Series B Preferred Stock as a member of any or all committees of the Board, subject to applicable law and NASDAQ requirements.

     7.10 CERTIFICATE OF INCORPORATION; BY-LAWS.

     To the fullest extent permitted by law, the Company shall ensure that the Company's Certificate of Incorporation and By-Laws as in effect immediately following the Initial Closing do not, at any time thereafter, conflict in any respect with the provisions of this Agreement. In addition, the Company agrees that it will not amend its By-Laws or adopt a resolution in accordance with its By-Laws to change the size of the Board to a size other than seven members without the approval of a majority of the Investor Designees.

     7.11 PERFORMANCE

     Notwithstanding anything to the contrary set forth in this Section 7, the Board shall be entitled to act in accordance with its fiduciary obligations to the Company under applicable law, and shall be entitled to take such actions as are necessary to comply with applicable law, with respect to the performance of the Company's obligations under this Agreement

8. COVENANTS OF THE COMPANY

     8.1 INSPECTION.

          (A) The Company shall permit each Existing Investor holding any shares of Registrable Securities, at such Existing Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Existing Investor; provided, however, that the Company shall not be obligated pursuant to this Section 8.1 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information, unless such Existing Investor executes a confidentiality and nondisclosure agreement prior to any such visit and inspection.

          (B) The Company shall provide Durus at least five (5) Business Days' notice of any regular meeting of the Board and, if requested by Durus, the agenda items for such meeting.

     8.2 DELIVERY OF FINANCING STATEMENTS AND OTHER REPORTS.

     The Company shall deliver to Durus the following:

          (A) Unless filed with the SEC through the EDGAR system and available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K, 10-KSB, 10-Q or 10-QSB, any interim reports or any consolidated balance sheets, income statements, shareholders' equity statements and/or cash flow statements for any period, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, which Annual Reports shall be accompanied by a report and opinion thereon of a firm of independent certified public accountants of recognized national standing;

          (B) As soon as available and in any event not later than 30 days prior to the end of each fiscal year of the Company, a budget approved by the Board, prepared on a monthly and quarterly basis, such budget to be prepared in accordance with U.S. generally accepted accounting principles, consistently applied ("GAAP"), and on a fair and reasonable basis and in good faith, and to be based on estimates and assumptions believed by the Company to be fair and reasonable as of the time made and from the best information then available to the Company in the light of the current and reasonably foreseeable business conditions; and

          (C) Promptly from time to time, such other information relating to the financial condition, business, prospects or corporate affairs of the Company as Durus may from time to time reasonably request, or promptly after transmission or occurrence (but in any event within 10 days) other reports, press releases and non-routine communications with stockholders or the financial community generally, any reports filed by the Company or its officers, directors and representatives with any securities exchange or the SEC and notice of any event which would have a material adverse effect on the Company's results of operations, business, prospects or financial condition or on Durus' investment, provided, however, that the Company shall not be obligated under this Section 8.2(c) to provide information that it deems in good faith to be a trade secret or similar confidential information, and provided, further, that the Company may require Durus to execute a confidentiality and nondisclosure agreement prior to disclosure of any information.

     8.3 RIGHT OF FIRST REFUSAL UPON SALE OF COMPANY.

          (A) Before the Company proposes to sell the Company or greater than thirty percent (30%) of the fully diluted capital stock of the Company (the "Offered Shares") to a third party (a "Proposed Acquirer") or the Company otherwise accepts a bona fide offer from a Proposed Acquirer to acquire the Company or the Offered Shares, whether such sale or acquisition is by sale of stock, merger, sale of substantially all of the Company's assets or otherwise, the Company shall transmit such proposal or offer (the "Offer Notice") to Durus who shall have the right, as described herein, to acquire the Company or the Offered Shares on terms and conditions, including price, at least as favorable to Durus as the terms and conditions applying to the Proposed Acquirer. The Offer Notice shall disclose the identity of the Proposed Acquirer, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. If the consideration is readily marketable, the fair market value thereof shall be determined on the date of the Offer. Otherwise, the value shall be determined by mutual agreement of the Company and Durus, and, if no agreement is reached, then the value shall be determined by a third party mutually agreeable to the Company and Durus. Notwithstanding the foregoing, the rights described in this Section 8.3(a) shall not apply to any transaction in which the Company will acquire another business entity, by merger or otherwise, and in which the stockholders of the Company immediately prior to the acquisition will hold a majority of the voting securities of the resulting entity immediately after the acquisition.

          (B) If Durus elects to purchase the Offered Shares, Durus shall communicate such election in writing ("Written Election") to the Company within thirty (30) days of the date that Durus received the Offer Notice. The Written Election shall, when taken in conjunction with the Offer Notice, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares. The closing of the sale of the Offered Shares to Durus pursuant to this Section 8.3 shall be made at the offices of the Company on the thirtieth (30th) day following receipt by the Company of the Written Election (or if such 30th day is not a Business Day, then on the next succeeding Business Day).

          (C) If the Company has not received a Written Election from Durus within thirty (30) days of the date that Durus receives the Offer Notice, or if at any time during that period Durus indicates in writing its decision not to purchase the Offered Shares, the Company may accept the offer of the Proposed Acquirer. Any such sale shall be to the Proposed Acquirer at not less than the price, and upon other terms and conditions, if any, not more favorable to the Proposed Acquirer than those specified in the Offer Notice. In the event the Company has not sold the Offered Shares within ninety (90) days of the date of the Offer Notice, the Company shall not thereafter sell the Offered Shares without first offering such Offered Shares to Durus in the manner provided in this Section 8.3.

     8.4 NOTICE OF LITIGATION

     The Company will provide notice to each Existing Investor upon the filing of any material action, suit or proceeding by or against the Company.

     8.5 PRESERVATION OF EXISTENCE, ETC.

     The Company will, and will cause each of its subsidiaries to, maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties, and become or remain, and cause each of its subsidiaries to become or remain, duly qualified and in good standing in the jurisdiction of its formation and in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

     8.6 PAYMENT OF TAXES, ETC.

     The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose to be paid when due, or in conformance with customary trade terms or otherwise in accordance with policies related thereto adopted by the Board.

     8.7 MAINTENANCE OF INSURANCE.

     The Company will, and will cause each of its subsidiaries to, carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles and covering such risks as is customarily carried in accordance with sound business practice by companies engaged in the same or similar businesses and owning similar properties in the localities where the Company or such subsidiary operates, and in any event in amount, adequacy and scope satisfactory to the Board.

     8.8 KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

     The Company will, and will cause each of its subsidiaries to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP reflecting all financial transactions of the Company and its subsidiaries.

     8.9 COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES.

     The Company will, and will cause each of its subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental agency or authority.

     8.10 MAINTENANCE OF PROPERTIES, ETC.

     The Company will, and will cause each of its subsidiaries to, maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition and otherwise in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear excepted.

     8.11 LICENSES.

     The Company will, and will cause each of its subsidiaries to, obtain and maintain, and to take all action necessary to timely renew, all licenses, permits, authorizations, consents, filings, exemptions, registrations and other governmental approvals of any governmental agency or authority necessary in connection the operation and proper conduct of its business and ownership of its properties.

     8.12 PROTECTION OF INTELLECTUAL PROPERTY RIGHTS.

     The Company will, and will cause each of its subsidiaries to, protect, defend and maintain the validity and enforceability of its intellectual property. The Company shall require all employees and consultants to enter into the Company's standard form of proprietary information and inventions agreement.

     8.13 RESTRICTIONS ON CERTAIN CORPORATE ACTIONS.

     The Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, take any of the following actions without the approval of the Board, including a majority of the Investor Designees:

          (A) change the size of the Board to a number of directors other than seven (7) or otherwise alter or change the Company's By-Laws;

          (B) declare or pay dividends or make other distributions on the capital stock of the Company;

          (C) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock or any series of Preferred

Stock; provided, however, that this restriction does not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment or other provision of services to the Company;

          (D) approve any material change in the Company's principal line of business or business plan;

          (E) approve or enter into any agreement to which any officer, director, employee or stockholder of the Company is directly or indirectly a party or beneficiary (other than the payment of salary or related compensation in the ordinary course of business or any compensation approved by the Compensation Committee of the Board), including any employee benefit, bonus or stock plan if such will provide more benefits than are then provided to such person;

          (F) grant any individual options in excess of 1% of the issued and outstanding shares of Common Stock of the Company or change the Company's stock option plan to increase the number of options thereunder to an amount greater than 10% of the outstanding shares of Common Stock;

          (G) terminate or approve the hiring or termination of the Company's Chief Executive Officer or the Chief Financial Officer or any other officer of equivalent or senior status;

          (H) approve the Company's annual and periodic budgets and business plans;

          (I) incur any indebtedness in excess of $500,000 individually or $2,000,000 in the aggregate

          (J) enter into any agreement, contract or other financial commitment in excess of $1,000,000 individually or in the aggregate;

          (K) permit to exist any mortgage, deed of trust, pledge, security interest, assignment, charge, encumbrance, lien or other type of preferential arrangement on any property of the Company with a value in excess of $1,000,000;

          (L) effect any transaction described in Section 2(b) of the Company's Certificate of Designation, or effect any reclassification or recapitalization of the outstanding capital stock of the Company; and

          (M) issue any press releases or marketing materials or make any other written public announcement or disclosure concerning the Company, except where not practicable if immediate disclosure is required under applicable law.

     8.14 TERMINATION OF CERTAIN COVENANTS.

     Sections 8.3 through 8.14 of this Agreement shall terminate and be of no further force or effect at such time at which Durus Beneficially Owns less than fifty percent (50%) or more of the Company's outstanding shares of Common Stock.

9. INDEMNIFICATION.

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          (A) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, stockholders, members, partners, managers, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or
(iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to Section 9(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto;

(ii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to
Section 3.3; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 6.

          (B) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 9(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 9(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(b) and the agreement with respect to contribution contained in Section 10 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided further, however, that the Investor shall be liable under this Section 9(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to
Section 6. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          (C) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified

Party to be paid by the indemnifying party, if (i) in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or (ii) the indemnifying party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Party; provided further, that the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all such Indemnified Persons or Indemnified Parties, respectively. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

          (D) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

          (E) The indemnification required by this Section 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

          (F) The indemnity agreements contained herein shall be in addition to
(i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

10. CONTRIBUTION.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

11. NO INCONSISTENT AGREEMENTS OR ACTIONS.

     The Company agrees that it shall not hereafter enter into any agreement or take any action that conflicts with the rights granted to the Investors in this Agreement, and the Company shall not effect the registration of any shares of its capital stock other than Registrable Securities at any time during the first year of the Registration Period without the prior written consent of Durus. Notwithstanding the foregoing, nothing herein shall prevent or limit the Company's ability to effect the registration of its capital stock relating to any employee benefit plan on Form S-8 (or any substitute form that may be adopted by the SEC).

12. LOCKUP

     To the extent timely requested by an underwriter or broker-dealer in an offering by the Existing Investors pursuant to a Registration Statement, the Company agrees not to effect any offer, sale or other distribution of any of its capital stock, including any private placement, or to pledge, contract or otherwise obligate itself to do so, during the period beginning 30 days before the ending of the number of days reasonably requested by such underwriter or broker-dealer (but not to exceed 180 days) after such offering (except as part of such offering, if permitted, or pursuant to one or more registration statements relating to any employee benefit plan on Form S-8 or any substitute form that may be adopted by the SEC).

13. AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Durus and the holders of a majority in interest of the Registrable Securities; provided, however, that any such amendment or waiver that would have an adverse and disproportionate effect on the holders of the Note Shares must be approved by a majority of the holders in interest of the Note Shares. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon each Existing Investor and the Company. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement. Notwithstanding the foregoing, the rights specifically granted in this Agreement to Durus under Section 7 and
Section 8.3 shall not be assignable by Durus without the prior written consent of the Company.

14. ENTIRE AGREEMENT; TERMINATION OF EXISTING REGISTRATION RIGHTS AGREEMENT.

     This Agreement, the other Transaction Documents (as defined in the Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede and terminate all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof, including the Registration Rights Agreement dated as of February 23, 2004 by and among Durus, Artal and the Company.

15. MISCELLANEOUS.

          (A) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

          (B) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company:

               Aksys, Ltd.
               Two Marriott Drive
               Lincolnshire, Illinois 60069
               Attn: ______________
               Telecopy: (847) ___-____
               Telephone: (847) ___-____

          With a copy to:

               Kirkland & Ellis LLP
               200 East Randolph Drive
               Chicago, Illinois 60601
               Attn: Keith S. Crow, P.C.
               Telecopy: (312) ___-____
               Telephone: (312) ___-____

          If to Durus, to:

               Durus Life Sciences Master Fund Ltd.
               c/o International Fund Services (Ireland) Limited
               3rd Floor, Bishops Square
               Redmonds Hill
               Dublin 2, Ireland
               Attn: Susan Byrne
               Telecopy: (011) 35-31-707-5113
               Telephone: (011) 35-31-707-5013

          With copies to:

               Morrison & Foerster, LLP
               425 Market Street
               San Francisco, CA 94105
               Attn: Gavin B. Grover
               Telecopy: (415) 268-7522
               Telephone: (415) 268-7113

               -and-

               Schulte Roth & Zabel LLP
               919 Third Avenue
               New York, NY 10022
               Attn: Paul N. Roth
               Telecopy: (212) 593-5955
               Telephone: (212) 756-2000

          If to Artal, to:

               Artal Long Biotech Portfolio LLC
               c/o Artal Alternative Treasury Management
               19A Rue de la Croix-d'or
               Geneva
               Switzerland
               Attn: _________________

          With a copy to:

               Shartsis, Friese & Ginsburg LLP
               One Maritime Plaza, 18th Floor
               San Francisco, CA 94111
               Attn: Carolyn Gorman, Esq.
               Telecopy: (415) 421-2922
               Telephone: (415) 421-6500

     If to any Investor other than Durus or Artal, to such address as may hereafter be designated in writing by such Investor to the other parties hereto.

     Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or
(iii) above, respectively.

          (C) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (D) In order to attract and retain the most qualified individuals who are involved in the Company's industry and who understand the Company's business, the parties hereto agree that Durus may designate as Investor Designees pursuant to Section 7 hereof individuals who (i) may participate or will participate, directly or through Durus and its Affiliates, in businesses that compete with, or are substantially the same as the business of the Company or its subsidiaries, (ii) may have an interest in, participate with, and serve as directors, officers or employees of other Persons engaged in businesses that compete with, or are substantially the same as, the business of the Company or its subsidiaries and (iii) may develop business opportunities for Durus, Durus' Affiliates or the Investor Designees, other than in each case individuals who are also employees of the Company or any of its subsidiaries. Although the parties hereto do not anticipate any overlap in terms of corporate opportunities of the businesses in which Durus or the Investor Designees are or will be involved and the business of the Company and its subsidiaries, in order to enable the Company to attract the most qualified individuals as members of the Board, the Company wishes to, and hereby does, renounce any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An "Excluded Opportunity" is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) an Investor Designee who is not an employee of the Company or any of its subsidiaries, or (ii) Durus or any partner, member, director, stockholder, employee, Affiliate or agent of Durus, other than an individual who is an employee of the Company or any of its subsidiaries (collectively, "Covered Persons"), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a director of the Corporation.

          (E) Subject to Section 15(d), the Investor Designees, Durus and Durus' Affiliates may engage or invest independently or with others, in any business activity of any type or description, including without limitation those that might be the same as or similar to the businesses of the Company or its subsidiaries, and neither the Company, any subsidiary of the Company, nor any other stockholder of the Company shall have any right in or to such business activities or ventures or to receive or share in any income or proceeds derived therefrom.

          (F) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (G) Subject to the requirements of Section 6, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

          (H) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (I) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (J) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (K) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the holders of a majority in interest of the Registrable Securities; provided, however, that any consent or other determination the result of which would have an adverse and disproportionate effect on the Existing Investors must be consented to or determined by, as the case may be, the Existing Investors.

          (L) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

          (M) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          (N) The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

          (O) The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-a-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

     IN WITNESS WHEREOF, the Existing Investors and the Company have caused their respective signature page to this Investor Rights Agreement to be duly executed as of the date first written above.

                                        AKSYS, LTD.


                                        By: /s/ Larry Birch
                                            ------------------------------------
                                            Name: L. Birch
                                            Title: CFO


                                        DURUS LIFE SCIENCES MASTER FUND LTD.


                                        By: /s/ Leslie L. Lake
                                            ------------------------------------
                                            Name: Leslie L. Lake
                                            Title: Director


                                        ARTAL LONG BIOTECH PORTFOLIO LLC


                                        By: Artal Alternative Treasury
                                            Management
                                        Its: Managing Member


                                        By: /s/ Christian Tedeschi
                                            ------------------------------------
                                            Name: Christian Tedeschi
                                            Title: Managing Director